Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Appoints Leader of U.S. Operations
Daryl Kenningham Named President, U.S. Operations

HOUSTON, April 3, 2017 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the appointment of Daryl Kenningham to the new position of President, U.S. Operations effective May 1, 2017.

Currently, Kenningham serves as Regional Vice President, Western Region for the Company. He joined Group 1 Automotive in 2011 in the role of Regional Vice President, Eastern Region. Prior to joining Group 1, Kenningham served in a variety of sales, marketing, and operational roles with both Nissan Motor Corporation U.S.A. and Gulf States Toyota, a private distributor serving the south central U.S. for Toyota Motor Sales U.S.A.

“Daryl’s extensive experience with major automotive manufacturers, as well as his thorough understanding of our retail operations, makes him the perfect person to lead our U.S. business. As our company continues to grow in all three of our markets – the U.S., Brazil and the U.K. – there are increasing demands on my time,” stated Earl Hesterberg, Group 1’s president and chief executive officer. “Daryl’s appointment to this new role will enable me to focus more on strategic and growth initiatives and will be a seamless transition from an operating viewpoint as Daryl has detailed knowledge about every one of our 111 U.S. dealerships.”

In his new role, Kenningham will be responsible for all of Group 1 Automotive’s U.S. dealership operations, which include 111 dealerships and approximately 9,400 employees. Group 1 will also consolidate its Eastern and Western Regional operations into a single unit with current Eastern Region Vice President David Fesmire assuming the new position of Vice President, Operations reporting to Kenningham.

Kenningham obtained a Bachelor of Arts degree from the University of Michigan and an MBA from the University of Florida. He and his wife Dana reside in Houston, Texas along with their three children.

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 157 automotive dealerships, 208 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com